UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2009

CHURCHILL DOWNS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Kentucky	001-33998	61-0156015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Central Avenue, Louisville, Kentucky	40208
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 636-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 22, 2009, Churchill Downs Incorporated (the “Company”) as Borrower entered into a Second Amended and Restated Credit Agreement (the “Agreement”) with JPMorgan Chase Bank, N.A. and the other lending institutions listed in the Agreement (the “Lenders”), JPMorgan Chase Bank, N.A. as Administration Agent and as Collateral Agent (the “Agent”), with PNC Bank, National Association as Syndication Agent and Fifth Third Bank, U.S. Bank, National Association and Wells Fargo Bank, National Association, as Documentation Agents. J.P. Morgan Securities Inc. and PNC Capital Markets, Inc. acted as Joint Lead Arrangers and Joint Book Runners under the Agreement. The Guarantors under the Agreement are Company subsidiaries Churchill Downs Management Company, LLC, Churchill Downs Investment Company, Churchill Downs Simulcast Productions, LLC, Charlson Industries, Inc., Calder Race Course, Inc., Tropical Park, Inc., Arlington Park Racecourse, LLC, Arlington OTB Corp., Quad City Downs, Inc., Churchill Downs Louisiana Horseracing Company, L.L.C., Churchill Downs Louisiana Video Poker Company, L.L.C., Video Services, Inc., Churchill Downs Technology Initiatives Company and Churchill Downs Entertainment Group, LLC.

The Agreement amends, supersedes and restates in its entirety the previous Amended and Restated Credit Agreement dated as of September 23, 2005, as amended May 2, 2007, by and among the Company, the guarantors party thereto, the lenders party thereto and the Agent (the “Previous Credit Agreement”). The Previous Credit Agreement amended, superseded and restated in its entirety a previous credit agreement dated as of April 3, 2003 by and among the Company, the guarantors party thereto, the lenders party thereto and the Agent, as the same had been amended prior to September 23, 2005 (the “Original Credit Agreement”). All loans made and secured obligations incurred under the Previous Credit Agreement and the Original Credit Agreement which were outstanding on December 22, 2009 and September 23, 2005, respectively, continue as loans and secured obligations under the Agreement. The Agreement provides for a maximum borrowing of $275,000,000 (including a letter of credit sub facility not to exceed $20,000,000 and a swing line commitment up to a maximum principal amount of $20,000,000). The facility terminates on December 22, 2013. The Company may at any time, with the consent of the Agent but without the consent of the Lenders except as set forth in the Agreement, increase the aggregate commitment up to an amount not to exceed $375,000,000, subject to satisfaction of the requirements set forth in the Agreement. This maximum borrowing amount may be reduced from time to time according to the terms of the Agreement. Borrowings made pursuant to the Agreement may be revolving loans or swing line loans, the combined sum of which may not exceed the maximum borrowing amount. Amounts borrowed under the Agreement may be borrowed, repaid and reborrowed from time to time until December 22, 2013.

Borrowings made pursuant to the Agreement will bear interest, payable the last day of each calendar quarter on floating rate advances or at the end of any applicable interest period (but at least quarterly) on Eurodollar advances. The rate under the Agreement for floating rate advances is equal to the sum of (i) the highest of (x) the Agent’s prime rate, (y) the federal funds rate plus 0.50% or (z) an amount equal to the sum of (A) the Eurodollar base rate (the “Eurodollar Base Rate”) for a one-month interest period divided by one minus the maximum reserve requirement imposed on Eurodollar liabilities plus (B) 1%, plus (ii) the Applicable Margin (defined below). The rate under the Agreement for Eurodollar advances is the Eurodollar Base Rate for the applicable interest period plus the Applicable Margin. The term “Applicable Margin” means 1.00% to 2.50% in the case of floating rate advances and 2.00%

to 3.50% in the case of Eurodollar advances, in each case determined with reference to the Company’s leverage ratio. Swing line loans bear interest at the same rate as floating rate advances. Under the Agreement, the Company agreed to pay a commitment fee, payable on the last day of each calendar quarter, at rates that range from 0.30% to 0.50% of the available aggregate commitment, depending on the Company’s leverage ratio.

The Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations on the Company and its subsidiaries with respect to indebtedness, restricted payments, liens, investments, mergers and acquisitions, disposition of assets, sale-leaseback transactions, and transactions with affiliates. The covenants permit the Company to use proceeds of the credit extended under the Agreement for general corporate purposes and acquisition needs. The Agreement also contains financial covenants that require the Company (i) to maintain an interest coverage ratio (i.e., consolidated adjusted EBITDA to consolidated interest expense) that is greater than 3.5 to 1.0; (ii) not to permit the leverage ratio (i.e., consolidated funded indebtedness to consolidated adjusted EBITDA) to be greater than 3.25 to 1.0; and (iii) to maintain consolidated net worth (with certain exceptions) of not less than the sum of (x) $350,000,000, (y) 50% of consolidated net income earned in each fiscal year beginning with the Company’s fiscal year ending December 31, 2009 and (z) 100% of the net proceeds of any future debt and equity offerings.

The Agreement provides for customary events of default with corresponding grace periods, including failure to pay any principal or interest when due, failure to comply with covenants, any representation or warranty made by the Company being materially false on the date made, certain insolvency or receivership events affecting the Company or its subsidiaries, defaults relating to other indebtedness of at least $3,000,000 in the aggregate (with certain exceptions contained in the Agreement), and a change in control of the Company (as defined in the Agreement).

In the event of a default by the Company, the requisite number of Lenders, or the Agent at their request, may declare all obligations under the Agreement immediately due and payable, terminate the Lenders’ commitments to make loans under the Agreement, and make demand on the Company to pay to the Collateral Agent the Collateral Shortfall Amount (as defined in the Agreement). For certain events of default related to insolvency and receivership, the commitments of Lenders will be automatically terminated and all outstanding obligations of the Company will become immediately due and payable.

Certain of the Lenders party to the Agreement, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

The foregoing description of the Agreement and related matters is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Second Amended and Restated Credit Agreement among Churchill Downs Incorporated, the guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as agent and collateral agent, with PNC Bank, National Association, as Syndication Agent, and Fifth Third Bank, U.S. Bank, National Association and Wells Fargo Bank, National Association, as Documentation Agents, dated December 22, 2009

99.1	Press Release dated December 22, 2009 issued by Churchill Downs Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED

December 29, 2009	By:	/s/ REBECCA C. REED
	Name:	Rebecca C. Reed
	Title:	Senior Vice President and Secretary

EXHIBIT INDEX

(d)	Exhibits

10.1	Second Amended and Restated Credit Agreement among Churchill Downs Incorporated, the guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as agent and collateral agent, with PNC Bank, National Association, as Syndication Agent, and Fifth Third Bank, U.S. Bank, National Association and Wells Fargo Bank, National Association, as Documentation Agents, dated December 22, 2009

99.1	Press Release dated December 22, 2009 issued by Churchill Downs Incorporated.